EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2021

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

November 19, 2020	Eaton Vance California Municipal Opportunities Fund
November 19, 2020	Eaton Vance Massachusetts Municipal Income Fund
November 19, 2020	Eaton Vance National Municipal Income Fund
November 19, 2020	Eaton Vance New York Municipal Income Fund
November 19, 2020	Eaton Vance Ohio Municipal Income Fund